As filed with the Securities and Exchange Commission on January 31, 2002 Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONE VOICE TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Nevada	95-4714338
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6333 Greenwich Drive, Suite 240 San Diego, California 92122 (Address of Principal Executive Offices)

THIRD AMENDED AND RESTATED 1999 STOCK OPTION PLAN (Full title of the plan)

Dean Weber One Voice Technologies, Inc. 6333 Greenwich Drive, Suite 240 San Diego, California 92122 (858) 552-4466 (Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.001 par value(2)	1,500,000 shares	$0.72	$1,080,000	$99.36

(1)           Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of the Registrant, as reported on the Over-the-Counter Bulletin Board on January 25, 2002.

(2)           Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Third Amended and Restated 1999 Stock Option Plan pursuant to Rules 416 and 457 under the Securities Act of 1933. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

INTRODUCTION

               This Registration Statement on Form S-8 is filed by One Voice Technologies, Inc. (the “Registrant” or “Company”) relating to 1,500,000 shares of the Company’s common stock, par value $0.001 per share, issuable to employees of the Company under the Third Amended and Restated 1999 Stock Option Plan.

               Pursuant to General Instruction E for registration statements on Form S-8, the contents of our (i) Registration Statement on Form S-8, relating to the Amended and Restated 1999 Stock Option Plan, file number 333-47236, filed with the Securities and Exchange Commission on October 3, 2000, and Amendment No. 1 filed on October 4, 2000 and (ii) Registration Statement on Form S-8, relating to the Second Amended and Restated 1999 Stock Option Plan, file number 333-51206, filed with the Securities and Exchange Commission on December 4, 2000, are incorporated herein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

              1. The Registrant's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2000 and 1999, which was filed with the Securities and Exchange Commission on April 26, 2001;

              2. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 and 1999, which was filed with the Securities and Exchange Commission on April 17, 2001.

Item 4.  Description of Securities.

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.

               Not applicable.

Item 6.  Indemnification of Directors and Officers.

               Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7.  Exemption from Registration Claimed.

               Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to (a) Exhibit 3(i) of the Company’s registration statement on Form SB-2 filed on October 7, 1999, file number 000-27589, and (b) Exhibit 2 of the Company’s Form 10-SB filed on October 7, 1999, file number 000-27589)

4.2	Bylaws of the Company, as amended (incorporated by reference to (a) Exhibit 3(ii) of the Company’s 10-SB filed on October 7, 1999, file number 000-27589, and (b) Exhibit 4.3 (excerpted) of the Company’s Form S-8 filed on October 3, 2000, file number 333-47236)

4.3	Third Amended and Restated 1999 Stock Option Plan

5.1	Opinion of Luce, Forward, Hamilton & Scripps LLP

24.1	Consent of Stonefield Josephson, Inc.

24.2	Consent of Luce, Forward, Hamilton & Scripps LLP (contained in Exhibit 5.1 hereto)

Item 9.  Undertakings;

               Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on January 31, 2002.

ONE VOICE TECHNOLOGIES, INC.

By:	/s/ Dean Weber
Dean Weber, President and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bradley J. Ammon Bradley J. Ammon	Director	January 31, 2002

/s/ George Kaelin George Kaelin	Director	January 31, 2002

/s/ Rahoul Sharan Rahoul Sharan	Director and Chief Financial Officer	January 31, 2002

/s/ Dean Weber Dean Weber	President, Chief Executive Officer and Director	January 31, 2002

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to (a) Exhibit 3(i) of the Company’s registration statement on Form SB-2 filed on October 7, 1999, file number 000-27589, and (b) Exhibit 2 of the Company’s Form 10-SB filed on October 7, 1999, file number 000-27589)

4.2	Bylaws of the Company, as amended (incorporated by reference to (a) Exhibit 3(ii) of the Company’s 10-SB filed on October 7, 1999, file number 000-27589, and (b) Exhibit 4.3 (excerpted) of the Company’s Form S-8 filed on October 3, 2000, file number 333-47236)

4.3	Third Amended and Restated 1999 Stock Option Plan

5.1	Opinion of Luce, Forward, Hamilton & Scripps LLP

24.1	Consent of Stonefield Josephson, Inc.

24.2	Consent of Luce, Forward, Hamilton & Scripps LLP (contained in Exhibit 5.1 hereto)